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                                                                     Exhibit 5.1

                   [Letterhead of Harney, Westwood & Riegels]]


28 October 2003

BY AIRMAIL

Deswell Industries, Inc.
Unit 516 517, Hong Leong Industrial Complex
No. 4 Wang Kwong Road
Kowloon Bay,
Kowloon
Hong Kong

Dear Sirs

Re:      Deswell Industries, Inc.
         Registration Statement on form S-8

We are British Virgin Islands counsel to Deswell Industries, Inc., a British Virgin Islands international business company (the "Company"). We have assisted the Company in its preparation of a Registration Statement (the "Registration Statement") on Form S-8 under the United States Securities Act of 1933, as amended (the "Securities Act"), registering 600,000 common shares of the Company (the "Common Shares") issuable upon exercise of options granted and to be granted under the Company's 2003 Stock Option Plan (the "Plan").

We have made such legal and factual examinations and inquiries that we have deemed necessary or advisable for the purpose of rendering this opinion. In particular, we have examined the following documents:

      (a) the Memorandum and Articles of Association and Certificate of Incorporation of the Company on file at the Companies Registry in the British Virgin Islands on 22 October, 2003;

      (b) a facsimile copy of the executed Plan;

      (c) a facsimile copy of the signed Unanimous Consent in Lieu of Meeting of Board of Directors, stated to take effect on August 20, 2003; and

      (d) a Registered Agent's certificate dated 28 October, 2003 identifying the incumbent directors and officers of the Company.

Based on and subject to the foregoing we are of the opinion that the Common Shares, when issued pursuant to the exercise of options under the Plan and the payment of the purchase price therefor in full in cash in accordance with the terms of issuance of such Common Shares, will be duly and validly issued, fully paid and nonassessable Common Shares.
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We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Except as otherwise provided above or by law this opinion is rendered for the benefit of the addressee only and may not be disclosed to or relied upon by any other party.

Yours faithfully
HARNEY WESTWOOD & RIEGELS

/s/ Richard A. Peters
Richard A Peters